FORM 10f-3      FUND:  PaineWebber Utility Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1.      Issuer:  Westfield America

2.      Date of Purchase:  5/15/97

3.      Date offering commenced:  5/15/97

4.      Underwriters from whom purchased:  Furman Selz

5. "Affiliated Underwriter" managing or participating in syndicate: PWJ

6.      Aggregate principal amount of purchase:  $ 75,000

7.      Aggregate principal amount of offering:  $270,000,000

8.      Purchase price (net of fees and expenses):  $15

9.      Initial public offering price:  $15

10.     Commission, spread or profit:   %       $ 0.58

11.     Have the following conditions been satisfied?       YES       NO

a.     The securities are part of an issue registered
       under the Securities Act of 1933 which is being
       offered to the public or are "municipal
       securities" as defined in Section 3(a)(29) of
       the Securities Exchange Act of 1934.                   X
b.     The securities were purchased  prior to the
       end of the end first full business day of the
       offering at not more than the initial  offering
       price (or, if a rights offering, the securities
       were  purchased on or before the fourth day
       preceding the day on which the offering terminated.    X
c.     The underwriting was a firm commitment underwriting.   X
d.     The commission, spread or profit was reasonable and
       fair in relation to that being received by others
       for underwriting similar securities during the
       same period.                                           X
e.     (1)If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for
       not less than three years.                             X
       (2)If securities are municipal securities, the issue
       of securities has received an investment grade rating
       from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall
       have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at
       least one such rating organization.                    N/A
f.     The amount of such securities purchased by all of
       the investment companies advised by Mitchell Hutchins
       did not exceed 4% of the principal amount of the
       offering or $500,000 in principal amount, whichever
       is greater, provided that in no event did such amount
       exceed 10% of the principal amount of the offering.     X
g.     The purchase price was less than 3% of the Fund's
       total assets.                                           X
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to
       the account of any Affiliated Underwriter.              X

Approved:  Mark Tincher                      Date:   5/20/97


FORM 10f-3      FUND:  PaineWebber Utility Income Fund

Record of Securities Purchased Under the Fund's Rule 10f-3 Procedures

1. Issuer:  Westfield America

2. Date of Purchase:  5/15/97

3. Date offering commenced:  5/15/97

4. Underwriters from whom purchased:  Merrill Lynch

5. "Affiliated Underwriter" managing or participating in syndicate:  PWJ

6. Aggregate principal amount of purchase:  $ 150,000

7. Aggregate principal amount of offering:  $270,000,000

8. Purchase price (net of fees and expenses):  $15

9. Initial public offering price:  $15

10.Commission, spread or profit:   %       $ 0.58

11.     Have the following conditions been satisfied?       YES       NO

a.     The securities are part of an issue registered
       under the Securities Act of 1933 which is being
       offered to the public or are "municipal
       securities" as defined in Section 3(a)(29) of
       the Securities Exchange Act of 1934.                   X
b.     The securities were purchased  prior to the
       end of the end first full business day of the
       offering at not more than the initial  offering
       price (or, if a rights offering, the securities
       were  purchased on or before the fourth day
       preceding the day on which the offering terminated.    X
c.     The underwriting was a firm commitment underwriting.   X
d.     The commission, spread or profit was reasonable and
       fair in relation to that being received by others
       for underwriting similar securities during the
       same period.                                           X
e.     (1)If securities are registered under the Securities
       Act of 1933, the issuer of the securities and its predecessor have been in continuous operation for
       not less than three years.                             X
       (2)If securities are municipal securities, the issue
       of securities has received an investment grade rating
       from a nationally recognized statistical rating organization or, if the issuer or entity supplying the revenues from which the issue is to be paid shall
       have been in continuous operation for less than three years (including any predecessor), the issue has received one of the three highest ratings from at
       least one such rating organization.                    N/A
f.     The amount of such securities purchased by all of
       the investment companies advised by Mitchell Hutchins
       did not exceed 4% of the principal amount of the
       offering or $500,000 in principal amount, whichever
       is greater, provided that in no event did such amount
       exceed 10% of the principal amount of the offering.     X
g.     The purchase price was less than 3% of the Fund's
       total assets.                                           X
h. No Affiliated Underwriter was a direct or indirect participant in or beneficiary of the sale or, with respect to municipal securities, no purchases were designated as group sales or otherwise allocated to
       the account of any Affiliated Underwriter.              X

Approved:  Mark Tincher                      Date:   5/20/97